As filed with the U.S. Securities and Exchange Commission on April 1, 2024

Registration No. 333-258109

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

Under the Securities Act of 1933

AvePoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7379	83-4461709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

525 Washington Blvd, Suite 1400

Jersey City, NJ 07310

(201) 793-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Michael Brown

Chief Legal and Compliance Officer and Secretary

AvePoint, Inc.

901 East Byrd Street, Suite 900

Richmond, VA 23219

(804) 372-8080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant originally filed a registration statement on Form S-1 (Registration No. 333-258109) (the “Form S-1”) on July 23, 2021 that was amended on August 5, 2021, and was initially declared effective on August 9, 2021. The registrant later amended the Form S-1 by filing Post-Effective Amendment No. 1 to Form S-1 (“Post-Effective Amendment No. 1”) on April 5, 2022. Post-Effective Amendment No. 1 was declared effective on April 11, 2022. The registrant subsequently converted the Form S-1 to a registration statement on Form S-3 (the “Form S-3”) by filing Post-Effective Amendment No. 2 to Form S-1 (“Post-Effective Amendment No. 2 to Form S-1”) on Form S-3 on August 25, 2022. Post-Effective Amendment No. 2 to Form S-1 was declared effective on August 30, 2022. Due to the registrant’s late filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, the registrant converted the Form S-3 to a registration statement on Form S-1 by filing Post-Effective Amendment No. 2 (the “Post-Effective Amendment No. 2 to Form S-3”) to Form S-3 (Registration No. 333-258109) on Form S-1 on June 14, 2023. Post-Effective Amendment No. 2 to Form S-3 was declared effective on June 16, 2023. The registrant is filing this post-effective amendment (“Post-Effective Amendment”) for the purpose of converting the registration statement on Form S-1 into a registration statement on Form S-3 because the registrant is now again eligible to use Form S-3. This registration statement on Form S-3 contains an updated Prospectus relating to the issuance, offering, and sale of the Common Stock and Warrants that were registered for issuance or resale, as applicable, on the registration statement on Form S-1. This Post-Effective Amendment amends and restates the information contained in the registration statement on Form S-1.

No additional securities are being registered under this Post-Effective Amendment. All filing fees payable in connection with the registration of the shares registered by the registration statement on Form S-1 were paid by the registrant at the time of the initial filing of such registration statement.

The information in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 1, 2024

___________________

PROSPECTUS

___________________

Up to 130,532,274 Shares of Common Stock

Up to 17,905,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 405,000 Warrants to Purchase Common Stock

This Prospectus relates to the issuance by us of an aggregate of up to 17,905,000 shares of our Common Stock, $0.0001 par value per share (the “Common Stock”), which consists of (i) up to 405,000 shares of Common Stock that are issuable upon the exercise of 405,000 warrants (the “Private Warrants”) originally issued in a private placement to Apex Technology Sponsor LLC (the “Sponsor”) in connection with the initial public offering of Apex Technology Acquisition Corporation (“Apex”) and (ii) up to 17,500,000 shares of Common Stock that are issuable upon the exercise of 17,500,000 warrants (the “Public Warrants” and, together with the Private Warrants, the “Warrants”) originally issued in the initial public offering of Apex. We will receive the proceeds from any exercise of any Warrants for cash.

This Prospectus also relates to the offer and sale from time to time by the selling securityholders named in this Prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 130,532,274 shares of Common Stock consisting of (a) up to 14,000,000 shares of Common Stock issued in a private placement pursuant to subscription agreements (the “Subscription Agreements”) entered into on November 23, 2020, as amended, (b) up to 3,252,796 shares of Common Stock (which includes 2,916,700 Sponsor Earn-Out Shares (as defined below)) issued in a private placement to the Sponsor and Cantor Fitzgerald & Co in connection with the initial public offering of Apex (the “Sponsor Shares”), (c) up to 810,000 shares of Common Stock that were issued in connection with the separation of the Private Units (as defined herein), (d) up to 405,000 shares of Common Stock issuable upon exercise of the Private Warrants and (e) up to 112,064,478 shares of Common Stock (including up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options and up to 1,912,155 shares of Common Stock issuable as Earnout Shares (as defined below)) pursuant to that certain Amended and Restated Registration Rights Agreement, dated July 1, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares and (ii) up to 405,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders pursuant to this Prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Common Stock or Warrants, except with respect to amounts received by us upon exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Common Stock or Warrants. See the section titled “Plan of Distribution.”

Our Common Stock and Warrants are listed on the Nasdaq Global Select Market under the symbols “AVPT” and “AVPTW,” respectively. On March 28, 2024, the last reported sale price of our Common Stock was $7.92 per share and the last reported sale price of our Warrants was $0.9532 per warrant.

Investing in our securities involves a high degree of risks. You should carefully review the risks and uncertainties described in the section titled “Risk Factors” beginning on page 8 of this Prospectus, and under similar headings in any amendments or supplements to this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated __________, 2024

ABOUT THIS PROSPECTUS

This Prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this Prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this Prospectus. This Prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Warrants pursuant to this Prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this Prospectus or any applicable Prospectus supplement or any free writing Prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a Prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this Prospectus. You should read both this Prospectus and any applicable Prospectus supplement or post-effective amendment to the Registration Statement together with the additional information to which we refer you in the section of this Prospectus titled “Where You Can Find More Information.”

On July 1, 2021, Legacy AvePoint, Apex, and the Merger Subs (as such terms are defined below), consummated the closing of the transactions contemplated by the Business Combination Agreement (as defined below). Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AvePoint and Apex was effected by the merger of Merger Sub 1 (as defined below) with and into Legacy AvePoint, with Legacy AvePoint surviving the First Merger (as defined below) as a wholly-owned subsidiary of Apex, and promptly following the First Merger, Legacy AvePoint was merged with and into Merger Sub 2 (as defined below), with Merger Sub 2 surviving the Second Merger (as defined below) as a wholly-owned subsidiary of Apex. Following the consummation of the Mergers on the Closing Date (as defined below), the Surviving Entity (as defined below) changed its name to AvePoint US, LLC and Apex changed its name from Apex Technology Acquisition Corporation to AvePoint, Inc. On July 26, 2021, AvePoint US, LLC was merged with and into AvePoint, Inc.

Unless the context indicates otherwise, references in this Prospectus to the “AvePoint,” “we,” “us,” “our” and similar terms refer to AvePoint, Inc. (f/k/a Apex Technology Acquisition Corporation) and its consolidated subsidiaries (including, as the context may require, Legacy AvePoint) upon and at all times after the consummation of the Business Combination. References to “Legacy AvePoint” refer to the operating company prior to the consummation of the Business Combination. References to “Apex” refer to the predecessor blank check “special purpose acquisition company” prior to the consummation of the Business Combination.

“AvePoint,” “AvePoint, Inc.©,” and all other names, logos, and icons identifying AvePoint and/or AvePoint’s products and services and our other registered and common law trade names, trademarks, and service marks are property of AvePoint, Inc. This Prospectus contains additional trade names, trademarks, and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this Prospectus may appear without the ® or ™ symbols.

You should rely only on the information contained in this Prospectus, any supplement to this Prospectus, or in any free writing Prospectus, filed with the SEC. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this Prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside of the United States: Neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this Prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this Prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about:

•

our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	our future operating or financial results;
•	future acquisitions, business strategy and expected capital spending;
•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•	the implementation, market acceptance and success of our business model and growth strategy;
•	expectations and forecasts with respect to the size and growth of the cloud industry and digital transformation in general and Microsoft’s products and services in particular;
•	the ability of our products and services to meet customers’ compliance and regulatory needs;

•	our ability to compete with others in the digital transformation industry;
•	our ability to grow our market share;
•	our ability to attract and retain qualified employees and management;
•

our ability to adapt to changes in consumer preferences, perception and spending habits and develop and expand our product offerings and gain market acceptance of our products, including in new geographies;

•	developments and projections relating to our competitors and industry;
•	our ability to develop and maintain our brand and reputation;
•	developments and projections relating to our competitors and industry;
•

unforeseen business disruptions or other impacts due to political instability, civil disobedience, terrorism, armed hostilities (including the ongoing hostilities between Russia and Ukraine), extreme weather conditions, natural disasters, other pandemics or other calamities;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations and future growth;
•	the effects of inflation both within our industry and the macro-economy; and
•	the effects of foreign currency exchange.

The foregoing list of risks is not exhaustive. Other sections of this Prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this Prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as required by law.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the ‘‘Risk Factors’’ section of this Prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

You should read this Prospectus and the documents that we reference in this Prospectus and have filed as exhibits to the Registration Statement, of which this Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

FREQUENTLY USED TERMS

“Apex” means Apex Technology Acquisition Corporation (which was renamed AvePoint, Inc. in connection with the Business Combination).

“Apex IPO” means Apex’s initial public offering of units, consummated on September 19, 2019.

“Apex Initial Stockholders” means the initial stockholders of Apex, including Apex’s officers and Apex’s directors, listed on Schedule C of the Business Combination Agreement.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement and Plan of Reorganization, dated as of November 23, 2020, as amended on December 30, 2020, March 8, 2021 and May 18, 2021, and as may be further amended from time to time, by and among Apex, AvePoint and Merger Subs.

“Closing” means the consummation of the Business Combination.

“Closing Date” means July 1, 2021, the date on which the Closing occurred.

“Closing Price” means, for each day that the Common Stock is trading on the Nasdaq Global Select Market, the closing price (based on such trading day) of shares of Common Stock on the Nasdaq Global Select Market, as reported on Nasdaq.com.

“Cantor” means Cantor Fitzgerald & Co, representative of the underwriters of the Apex IPO.

“Cantor Shares” means the 152,500 units initially purchased by Cantor and certain of its designees in a private placement in connection with the Apex IPO.

“First Merger” means the merger of Merger Sub I with and into Legacy AvePoint, with Legacy AvePoint surviving the First Merger as a wholly-owned subsidiary of Apex.

“Initial Stockholder Shares” means the 657,500 units initially purchased by the Apex Initial Stockholders in a private placement in connection with the Apex IPO.

“Legacy AvePoint” means AvePoint, Inc., a Delaware corporation, doing business as AvePoint, Inc., and, unless the context requires otherwise, its consolidated subsidiaries.

“Mergers” means the First Merger and Second Merger, together.

“Merger Sub 1” means Athena Technology Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Apex.

“Merger Sub 2” means Athena Technology Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Apex.

“Merger Subs” means Merger Sub 1 and Merger Sub 2, together.

“Merger Sub Common Stock” means Merger Sub 1’s Common Stock, par value $0.00001 per share.

“PIPE” means that certain private placement in the aggregate amount of $140 million, consummated immediately prior to the consummation of the Business Combination, pursuant to those certain Subscription Agreements with Apex, and subject to the conditions set forth therein, pursuant to which the subscribers purchased 14,000,000 shares of our Common Stock at a purchase price of $10.00 per share.

“PIPE Shares” means an aggregate of 14,000,000 shares of Common Stock issued to the subscribers in the PIPE.

“Private Warrants” means the 405,000 warrants to purchase shares of Common Stock purchased in a private placement in connection with the Apex IPO.

“Public Warrants” means the 17,500,000 warrants included as a component of the Apex units sold in the Apex IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

“Private Units” means the 810,000 private units purchased in a private placement in connection with the Apex IPO.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated July 1, 2021, between and among AvePoint and certain securityholders who are parties thereto.

“Second Merger” means the merger of Legacy AvePoint with and into Merger Sub 2, with Merger Sub 2 surviving as a wholly-owned subsidiary of Apex.

“Sponsor” means the Apex Technology Sponsor LLC.

“Sponsor Earn-Out Shares” means up to 2,916,700 shares of Apex Common Stock that the Sponsor deposited into escrow subject to the following vesting provisions: a) 100% of the Sponsor Earn-Out Shares shall vest and be released to the Sponsor if at any time from and after the Closing through the seventh anniversary thereof, the Closing Price is greater than or equal to $15.00 (as adjusted for share splits, share capitalization, reorganizations, recapitalizations, and the like) over any 20 trading days within any 30 trading day period; and 100% of the remaining Sponsor Earn-Out Shares that have not previously vested under the Sponsor Support Agreement (as defined herein) shall vest and be released to the Sponsor if at any time from and after the Closing through the seventh anniversary thereof, Apex consummates a Subsequent Transaction.

“Sponsor Shares” means the Initial Stockholder Shares and Cantor Shares.

“Subsequent Transaction” means any transaction or series of related transactions, including any sale, merger, liquidation, exchange offer or other similar transaction, that is consummated after the effective time of the First Merger that results (a) in any person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act of 1934, as amended (the “Exchange Act”)) acquiring beneficial ownership of 50% or more of the outstanding voting securities of AvePoint (as successor to Apex), directly or indirectly, immediately following such transaction, provided that any transaction or series of related transactions which results in at least 50% of the combined voting power of the then outstanding shares of Common Stock (or at least 50% of the combined voting power of the then outstanding shares of AvePoint (as successor to Apex) or any parent company of AvePoint issued in exchange for Common Stock) immediately following the closing of such transaction (or series of related transactions) being beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of at least 50% of the shares of Common Stock outstanding immediately prior to such transaction (or series of related transactions), shall not be deemed a “Subsequent Transaction” or (b) a sale or disposition of all or substantially all of the assets of AvePoint (as successor to Apex) and its subsidiaries on a consolidated basis.

“Surviving Corporation” means Legacy AvePoint following the consummation of the Mergers.

“Warrants” means the Private Warrants and the Public Warrants, together.

THE COMPANY

Company Overview

AvePoint provides a cloud-native data management software platform that organizations rely on to manage and protect critical data, optimize IT operations, achieve meaningful cost savings, and efficiently secure the digital workplace. Companies around the world have now fully adopted a hybrid work model, and they are now tasked with delivering a seamless and secure workplace experience for knowledge workers, centered around an extensive portfolio of Software-as-a-Service (“SaaS”) solutions and productivity applications.

The adoption of this portfolio of solutions is a substantial and ongoing challenge for most organizations, which for decades had used only a small number of multi-purpose on-premises applications to drive business outcomes. However, to deliver an efficient digital workplace today, companies must manage this range of applications – and the associated explosive growth and sprawl of critical data – with a platform offering that is well governed, fit for purpose, easy to use and built on automation.

In addition, many organizations are beginning to realize the potential of generative artificial intelligence (“AI”) to drive competitive advantage and value creation, including (1) extracting greater value from complex datasets, (2) making more informed business decisions, (3) reducing employee workloads, and (4) improving the overall customer experience. While these data-driven improvements are expected to lead to stronger revenue growth and operational efficiency, successfully leveraging this new technology is in turn dependent on first addressing data management challenges that all organizations face. Specifically, for AI-driven projects to succeed, companies must apply robust strategies across the data estate to manage the information lifecycle, properly govern and secure their data, and ensure its compliance. These are the core business problems that AvePoint has been solving for more than two decades, and why we believe AvePoint is well positioned to be a key enabler of generative AI adoption within enterprises in the coming years.

AvePoint’s Confidence Platform empowers organizations – of all sizes, in all regions, and across all industries – to optimize and secure the solutions that most commonly establish and underpin the digital workplace. As our customers seek to rapidly reduce costs, improve productivity and make more informed business decisions, they depend on our platform for data-driven insights, critical business intelligence and ongoing operational value through automation.

Background

We were originally known as Apex Technology Acquisition Corporation. On November 23, 2020, Legacy AvePoint, Apex, and the Merger Subs consummated the transactions contemplated under the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy AvePoint and Apex was effected by the merger of Merger Sub 1 with and into Legacy AvePoint, with Legacy AvePoint surviving the First Merger as a wholly-owned subsidiary of Apex, and promptly following the First Merger, Legacy AvePoint was merged with and into Merger Sub 2, with Merger Sub 2 surviving the Second Merger as a wholly-owned subsidiary of Apex. Following the consummation of the Mergers on the Closing Date, the Surviving Entity changed its name to AvePoint US, LLC and Apex changed its name from Apex Technology Acquisition Corporation to AvePoint, Inc. In July 2021, AvePoint US, LLC was merged with and into AvePoint, Inc.

On the Closing Date, a number of purchasers (each, a “Subscriber”) purchased from AvePoint an aggregate of 14,000,000 shares of Apex Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $140.0 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into effective as of November 23, 2020. Pursuant to the Subscription Agreements, we gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of the PIPE Shares was consummated concurrently with the Closing of the Business Combination.

Corporate Information

Our principal executive offices are located at 525 Washington Blvd, Suite 1400, Jersey City, NJ 07310, and our telephone number is (201) 793-1111. Our principal operating offices are located at Riverfront Plaza, West Tower, 901 E Byrd St, Suite 900, Richmond, VA 23219 and our telephone number for that office is (804) 372-8080. All correspondence should be directed to our principal operating offices in Richmond, Virginia.

Available Information

Our Internet address is https://www.avepoint.com/. At our Investor Relations website, https://ir.avepoint.com/, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

•

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov.

•	Announcements of investor conferences, speeches, presentations, and events at which our executives talk about our product, service, and competitive strategies.
•	Press releases on quarterly earnings, product and service announcements, legal developments, and national and international news.
•

Corporate governance information including our certificate of incorporation, bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

•

Other news and announcements that we may post from time to time that investors might find useful or interesting, including with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

The information found on our main website or our Investor Relations website is not part of this Prospectus or any report we file with, or furnish to, the SEC, for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) except as shall be expressly set forth by specific reference in such filing, and you should not consider any information contained on, or that can be accessed through, our website as part of this Prospectus or in deciding whether to purchase our securities.

THE OFFERING

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our consolidated financial statements and the related notes thereto incorporated by reference herein and the information set forth in the sections titled “Risk Factors.” Unless the context otherwise requires, we use the terms “AvePoint,” “we,” “us” and “our” in this Prospectus to refer to AvePoint, Inc. and our wholly-owned subsidiaries after the consummation of the Business Combination.

Issuance of Common Stock

Shares of Common Stock offered by us

17,905,000 shares of Common Stock, consisting of (i) 405,000 shares of Common Stock that are issuable upon exercise of the Private Warrants and (ii) 17,500,000 shares of Common Stock that are issuable upon exercise upon the exercise of the Public Warrants.

Shares of Common Stock outstanding prior to the exercise of all Warrants	184,010,832 (as of February 29, 2024)

Shares of Common Stock outstanding assuming exercise of all Warrants	201,915,832 (based on the total shares outstanding as of February 29, 2024)

Exercise price of warrants	$11.50 per share, subject to adjustment as described herein

Use of proceeds

We will receive up to an aggregate of approximately $205.9 million from the exercise of the Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds” in this Prospectus for more information.

Resale of Common Stock and Warrants

Shares of Common Stock offered by the selling securityholders

We are registering the resale by the selling securityholders named in this Prospectus, or their permitted transferees, an aggregate of 130,532,274 shares of Common Stock, consisting of:

•   up to 14,000,000 PIPE Shares;

•   up to 3,252,796 Sponsor Shares;

•   up to 810,000 shares issued upon separation of the Private Units;

•   up to 405,000 shares of Common Stock issuable upon the exercise of the Private Warrants; and

•   up to 112,064,478 shares of Common Stock pursuant to the Registration Rights Agreement (including up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options and up to 1,912,155 shares of Common Stock issuable as Earnout Shares).

Warrants offered by selling securityholders	Up to 405,000 Private Warrants

Redemption	The Public Warrants are redeemable in certain circumstances. See “Description of Our Securities – Warrants.”

Terms of the offering	The selling securityholders will determine when and how they will dispose of the securities registered for resale under this Prospectus.

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the selling securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors.”

Nasdaq ticker symbols	“AVPT” and “AVPTW”

For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 18.

RISK FACTORS

Your investment in our securities involves a high degree of risk.  You should carefully read and consider the risks described below, those described under the heading “Risk Factors” in the applicable prospectus supplement and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any updates in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this Prospectus, and all of the other information appearing in this Prospectus or incorporated by reference in this Prospectus, in light of your particular investment objectives and financial circumstances.

If any of the events described actually occur, or if additional risks and uncertainties not presently known to us or that we currently deem immaterial, materialize, then our business, financial condition, cash flows, and operating results could be materially adversely affected.  As a result, the trading price of our Common Stock and the value of the securities offered could decline, and you could lose a part or all of your investment.

Risks Related to Our Common Stock and Investment in Our Securities

The market price of shares of our Common Stock may be volatile, which could cause the value of your investment to decline.

The market price of our Common Stock may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. For example, the securities markets experienced significant volatility as a result of the COVID-19 pandemic. Market volatility, as well as general economic, market, or political conditions, could reduce the market price of shares of our Common Stock regardless of our operating performance. Our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including: (1) variations in quarterly operating results or dividends, if any, to stockholders, (2) additions or departures of key management personnel, (3) publication of research reports about our industry, (4) litigation and government investigations, (5) changes or proposed changes in laws or regulations or differing interpretations or enforcement of laws or regulations affecting our business, (6) adverse market reaction to any indebtedness incurred or securities issued in the future, (7) changes in market valuations of similar companies, (8) adverse publicity or speculation in the press or investment community and (9) announcements by competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures, or capital commitments. In response, the market price of shares of our Common Stock could decrease significantly. You may be unable to resell your shares of our Common Stock at or above your purchase price. Following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against such company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.

Our ability to timely raise capital in the future may be limited, or may be unavailable on acceptable terms, if at all. The failure to raise capital when needed could harm our business, operating results and financial condition. Debt or equity issued to raise additional capital may reduce the value of our common stock.

We cannot be certain when or if the operations of our business will generate sufficient cash to fund our ongoing operations or the growth of our business. We intend to make investments to support our current business and may require additional funds to respond to business challenges, including the need to develop new features or enhance our software, improve our operating infrastructure or acquire complementary businesses and technologies. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business, operating results and financial condition. If we incur debt, the debt holders could have rights senior to holders of our Common Stock to make claims on our assets. The terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because the decision to issue securities in the future offering will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future issuances of debt or equity securities. As a result, stockholders will bear the risk of future issuances of debt or equity securities reducing the value of their Common Stock and diluting their interest.

A small number of stockholders have substantial control over us, which may limit other stockholders’ ability to influence corporate matters and delay or prevent a third party from acquiring control over us.

Our directors and executive officers and their respective affiliates beneficially own, in the aggregate, approximately 27.78% of our outstanding Common Stock. This significant concentration of ownership may have a negative impact on the trading price for our Common Stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. In addition, these stockholders will be able to exercise influence over all matters requiring stockholder approval, including the election of directors and approval of corporate transactions, such as a merger or other sale of us or our assets. This concentration of ownership could limit stockholders’ ability to influence corporate matters and may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if that change in control would benefit the other stockholders.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our Common Stock may decline.

We provide public guidance on our expected operating and financial results for future periods. This guidance consists of forward-looking statements, subject to the risks and uncertainties described in this Prospectus and in our other public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Common Stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

We have incurred (and will continue to incur) significant increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.

The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements has, and will continue to, increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities in which we did not engage as a private company.

For example, we have adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements have been and will continue to be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, the material weakness in our internal control over financial reporting identified in our public filings), we could incur additional costs rectifying those issues, and the existence of those issues could harm our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance.

Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on our board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting, and administrative activities. These increased costs will require the us to divert a significant amount of money that could otherwise be used to expand our business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We have no current plans to pay cash dividends on our Common Stock; as a result, stockholders may not receive any return on investment unless they sell their Common Stock for a price greater than the purchase price.

We have no current plans to pay dividends on our Common Stock. Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws. It will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual, legal, tax and regulatory restrictions, general business conditions, and other factors that the board of directors may deem relevant. In addition, the ability to pay cash dividends may be restricted by the terms of debt financing arrangements, as any future debt financing arrangement likely will contain terms restricting or limiting the amount of dividends that may be declared or paid on our Common Stock. As a result, stockholders may not receive any return on an investment in our Common Stock unless they sell their shares for a price greater than that which they paid for them.

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

We have Warrants outstanding to purchase an aggregate of 17,905,000 shares of Common Stock. Pursuant to the 2021 Equity Incentive Plan, we may issue an aggregate of up to 30,273,164 shares of Common Stock, which amount may be subject to increase from time to time. We may also issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

●	Existing stockholders’ proportionate ownership interest in us will decrease;
●	The amount of cash available per share, including for payment of dividends in the future, may decrease;
●	The relative voting strength of each previously outstanding Common Stock may be diminished; and
●	The market price of our Common Stock may decline.

Provisions in our organizational documents and certain rules imposed by regulatory authorities may delay or prevent an acquisition by a third party that could otherwise be in the interests of stockholders.

Our certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) contain several provisions that may make it more difficult or expensive for a third party to acquire control of us without the approval of the board of directors. These provisions, which may delay, prevent or deter a merger, acquisition, tender offer, proxy contest, or other transaction that stockholders may consider favorable, include the following:

●	The division of the board of directors into three classes and the election of each class for three-year terms;
●	Advance notice requirements for stockholder proposals and director nominations;
●	Provisions limiting stockholders’ ability to call special meetings of stockholders, to require special meetings of stockholders to be called, and to take action by written consent;
●	Restrictions on business combinations with interested stockholders;
●

In certain cases, the approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote generally in the election of directors will be required for stockholders to adopt, amend or repeal the bylaws, or amend or repeal certain provisions of the certificate of incorporation;

●	No cumulative voting;
●	The required approval of holders representing at least 66 2/3% of the total voting power of the shares entitled to vote at an election of the directors to remove directors; and
●

The ability of the board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used, among other things, to institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions.

These provisions of the Certificate of Incorporation and the Bylaws could discourage potential takeover attempts and reduce the price that investors might be willing to pay for shares of our Common Stock in the future, which could reduce the market price of our Common Stock.

The provision of our Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. It further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Although these provisions are expected to benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable in such action. If so, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, financial condition or results of operations.

USE OF PROCEEDS

All of the shares of Common Stock and Warrants offered by the selling securityholders pursuant to this Prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $205.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including to fund potential future investments and acquisitions of companies that we believe are complementary to our business and consistent with our growth strategy. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “AVPTW.”

We cannot currently determine the price or prices at which shares of Common Stock or Warrants may be sold by the selling securityholders under this Prospectus.

DILUTION

We are offering 17,905,000 shares of Common Stock, consisting of (i) 405,000 shares of Common Stock that are issuable upon exercise of the Private Warrants and (ii) 17,500,000 shares of Common Stock that are issuable upon exercise of the Public Warrants and the selling securityholders are offering for resale up to 130,532,274 shares of Common Stock (including 810,000 shares of Common Stock that may be issued upon exercise of the Private Warrants, up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options, up to 1,912,155 shares of Common Stock issuable as Earnout Shares and up to 2,916,700 shares of Common Stock issuable as Sponsor Earn-Out Shares) and up to 405,000 Private Warrants. The resale of the current outstanding shares of Common Stock under this Prospectus will not dilute the ownership interests of existing stockholders. To the extent the Warrants are exercised, existing stockholders will experience dilution to their ownership interests in the Company.

SELLING SECURITYHOLDERS

This Prospectus relates to the issuance of up to 17,905,000 shares of Common Stock consisting of (i) 405,000 shares of Common Stock that are issuable upon the exercise of 405,000 Private Warrants and (ii) 17,500,000 shares of Common Stock that are issuable upon the exercise of 17,500,000 Public Warrants. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of (i) up to 130,532,274 shares of Common Stock (including up to 405,000 shares of Common Stock that may be issued upon exercise of the Private Warrants, up to 810,000 shares of Common Stock that were issued in connection with the separation of the Private Units, up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options, up to 1,912,155 shares of Common Stock issuable as Earnout Shares and 2,916,700 Sponsor Earn-Out Shares) and (ii) up to 405,000 Private Warrants. The selling securityholders may from time to time offer and sell any or all of the Common Stock and Private Warrants set forth below pursuant to this Prospectus and any accompanying Prospectus supplement.

As used in this Prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this Prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the Common Stock or Private Warrants other than through a public sale. We may amend or supplement this prospectus from time to time to update information provided in the table.

The selling securityholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of our Common Stock described under the column “Shares of Common Stock” in the table below.

Except as set forth herein and in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain information as of August 3, 2021 regarding the beneficial ownership of our Common Stock and Warrants by the selling securityholders and the shares of Common Stock and Warrants being offered by the selling securityholders. The table below has been updated as of August 8, 2022 to reflect the distribution by Apex Technology Sponsor, LLC to its members of 6,490,796 shares of Common Stock and 328,750 Warrants to purchase Common Stock, including 993,592 shares of Common Stock distributed to Jeff Epstein. For the avoidance of doubt, the table below also includes Earnout Shares and shares of Common Stock issuable upon the exercise of options not yet vested. The applicable percentage ownership of Common Stock is based on approximately 184,010,832 shares of Common Stock outstanding as of February 29, 2024 (prior to exercise of all Warrants). Information with respect to shares of Common Stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock or Private Warrants. The selling securityholders may offer and sell some, all or none of their shares of Common Stock or Private Warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.

Except as set forth in the footnotes below, (i) the following table does not include up to 17,500,000 shares of Common Stock issuable upon exercise of the Public Warrants and (2) the address of each selling securityholder is 525 Washington Blvd, Suite 1400, Jersey City, New Jersey 07310.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these shares.

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholders	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
PIPE Investors
Tiger Global Investments, L.P. (1)	5,000,000	5,000,000	—	—	—	—	—	—
Franklin Templeton Investment Funds – Franklin Technology Fund (2)	3,500,000	3,500,000	—	—	—	—	—	—
Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (3)	2,500,000	2,500,000	—	—	—	—	—	—
Shotfut Manayot Chool - Pheonix Amitim (4)	1,350,000	1,350,000	—	—	—	—	—	—
The Phoenix Insurance Company Ltd. (4)	150,000	150,000	—	—	—	—	—	—
EDB Investments Pte Ltd. (5)	700,000	700,000	—	—	—	—	—	—
Millais Limited (6)	500,000	500,000	—	—	—	—	—	—
Koenig Family LLC (7)	50,000	50,000	—	—	—	—	—	—
Director and Officers of AvePoint, Inc.
Xunkai Gong (8)	21,342,644	21,342,644	—	—	—	—	—	—
The Purple Cove Trust (8)	2,045,360	2,045,360	—	—	—	—	—	—
The Purple Harbor Trust (8)	2,045,360	2,045,360	—	—	—	—	—	—
Giacoso Holdings LLC (8)	4,870,218	4,870,218	—	—	—	—	—	—
Vivace Holdings LLC (8)	243,508	243,508	—	—	—	—	—	—
Cadenza Holdings LLC (8)	818,460	818,460	—	—	—	—	—	—
G Sonata Trust (8)	7,544,403	7,544,403	—	—	—	—	—	—
Tianyi Jiang (9)	20,978,445	20,978,445	—	—	—	—	—	—
Capella 2021 GRAT (9)	7,887,324	7,887,324	—	—	—	—	—	—
Red Kite LLC (9)	2,678,617	2,678,617	—	—	—	—	—	—
River Valley Ltd. (9)	3,985,909	3,985,909	—	—	—	—	—	—
Jeff Epstein (10)	1,043,592	1,043,592	—	—	—	—	—	—
Brian Brown (11)	3,382,970	3,382,970	—	—	—	—	—	—
Andy Yong (12)	478,120	478,120	—	—	—	—	—	—
Stephen CuUnjieng (13)	264,263	264,263	—	—	—	—	—	—
Jeff Teper (14)	528,596	528,596	—	—	—	—	—	—
Balmoral Blue Limited (15)	4,286,002	4,286,002	—	—	—	—	—	—
Sophia Wu (16)	283,835	283,835	—	—	—	—	—	—
Other Holders of Registration Rights Pursuant to Registration Rights Agreement
Apex Technology Sponsor LLC (17)	3,245,454	3,245,454	—	—	—	—	—	—
Cantor Fitzgerald & Co. (18)	228,750	228,750	—	—	—	—	—	—
Avatar Investment Opportunities LLC (19)	13,634,059	13,634,059	—	—	—	—	—	—
Avatar Investment Solutions 1, LLC (19)	6,891,122	6,891,122	—	—	—	—	—	—
Avatar Investments (A), LLC (19)	8,690,660	8,690,660	—	—	—	—	—	—
Zhijian Lu (20)	20,054,556	20,054,556	—	—	—	—	—	—
The Bridge Water Trust (20)	1,636,119	1,636,119	—	—	—	—	—	—
KEM Lily LLC (20)	818,461	818,461	—	—	—	—	—	—
Fire Stone Family Trust (20)	6,626,813	6,626,813	—	—	—	—	—	—
KEM Pheonix LLC (20)	7,305,328	7,305,328	—	—	—	—	—	—
KEM Rose LLC (20)	818,461	818,461	—	—	—	—	—	—
The Cherry Tree Trust (20)	1,636,119	1,636,119	—	—	—	—	—	—
James Zhu (21)	11,278,227	11,278,227	—	—	—	—	—	—
MZ-Theta LLC (21)	409,230	409,230	—	—	—	—	—	—
MZ-Omega1 Trust (21)	2,723,166	2,723,166	—	—	—	—	—	—
The Shanmiao 2020 Trust (21)	856,551	856,551	—	—	—	—	—	—
MZ-Alpha LLC (21)	1,227,702	1,227,702	—	—	—	—	—	—
MZ-Beta LLC (21)	1,227,702	1,227,702	—	—	—	—	—	—
MZ-Delta LLC (21)	409,230	409,230	—	—	—	—	—	—
MZ-Eta LLC (21)	409,230	409,230	—	—	—	—	—	—
MZ-Gamma LLC (21)	2,435,109	2,435,109	—	—	—	—	—	—
The Zhijian 2020 Trust (21)	856,551	856,551	—	—	—	—	—	—
Thomas Morf (22)	170,979	170,979	—	—	—	—	—	—

(1)

Consists of 5,000,000 shares of Common Stock held of record by Tiger Global Investments, L.P. and/or other entities or persons affiliated with Tiger Global Management, LLC. Tiger Global Management, LLC is controlled by Chase Coleman and Scott Shleifer. The address for each of these entities and individuals is 9 West 57th Street, 35th Floor, New York, NY 10019.

(2)

Consists of 3,500,000 shares of Common Stock held of record by Franklin Templeton Investment Funds – Franklin Technology Fund (the “Franklin Fund”). Franklin Advisers, Inc. (“FAV”) is the investment manager of the Franklin Fund. FAV is an indirect wholly owned subsidiary of a publicly traded company, Franklin Resources (“FRI”) and may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to such funds and accounts pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The address of the Franklin Fund is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, California 94403. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of broker-dealers. Based on such information, the selling securityholder acquired the shares of Common Stock being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares.

(3)

Beneficial ownership consists of 2,500,000 shares of Common Stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds (the “Federated Fund”). The address of the Federated Fund is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Fund is managed by Federated Equity Management Company of Pennsylvania and subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Federated Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the securities held by the Federated Fund. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such securities.

(4)

Consists of (i) 1,350,000 shares held by Shotfut Menayot Chool - Phoenix Amitim (“Amitim”) and (ii) 150,000 shares held by The Phoenix Insurance Company Ltd. (“Phoenix Insurance”). Haggai Schreiber, Deputy Chief Executive Officer and Chief Investment Officer, Gilad Shamir, Chief Investment Officer and Dan Kerner, Head of Nostro, each of Amitim and Phoenix Insurance Company, may be deemed to have voting and dispositive power with respect to the securities held by Amitim and Phoenix Insurance. The address of each of Amitim and Phoenix Insurance is Derech Hashalom 53, Giv’atayim, Israel 5345433.

(5)

Consists of 700,000 shares of Common Stock purchased in the PIPE held by EDB Investments Pte Ltd (“EDB Investments”). EDBI Pte Ltd (“EDBI”) is the fund manager of EDB Investments. Both EDB Investments and EDBI are wholly-owned by the Economic Development Board of Singapore, a Singapore statutory board. EDBI has the power to direct the vote and disposition of the shares owned beneficially and of record by EDB Investments. The address of EDB Investments is 250 North Bridge Road, #20-03 Raffles City Tower, Singapore 179101.

(6)	Consists of 500,000 shares of Common Stock purchased in the PIPE. The address of Millais Limited is c/o Millais USA LLC, 767 5th Avenue, 9th Floor, New York, NY 10153.

(7)

Consists of 50,000 shares of Common Stock purchased in the PIPE held by Koenig Family LLC. These numbers are calculated without regard to Mr. Koenig’s membership interest in Apex Technology Sponsor LLC. Mr. Koenig is the manager of Koenig family LLC and may be deemed to beneficially own these securities.

(8)

Consists of (i) 17,239,634 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 3,775,335 shares of Common Stock issuable pursuant to options held as of August 3, 2021 (the “Selling Holder Ownership Date”) and (iii) 327,675 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 17,239,634 shares and 327,675 Earnout Shares respectively include (i) 4,788,670 shares and 81,548 Earnout Shares held by Mr. Gong’s affiliate Giocoso Holdings LLC, (ii) 804,757 shares and 13,703 Earnout Shares held by Mr. Gong’s affiliate Cadenza Holdings LLC and (iii) 239,431 shares and 4,077 Earnout Shares held by Mr. Gong’s affiliate Vivace Holdings LLC, each of which Mr. Gong may be deemed to beneficially own, as well as 2,011,112 shares and 34,248 Earnout Shares held by The Purple Harbor Trust, for which Mr. Gong is the trustee, 2,011,112 shares and 34,248 Earnout Shares held by The Purple Cove Trust, for which Mr. Gong is the trustee, and 7,384,552 shares and 159,851 Earnout Shares held by G Sonata Trust, for which Mr. Gong is the trustee. Mr. Gong holds sole voting and dispositive power with respect to the shares held of record by each trust. Mr. Gong currently serves as Executive Chairman of our board of directors and served as Chairman and Chief Executive Officer of Legacy AvePoint since its incorporation in 2001.

(9)

Consists of (i) 14,291,427 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 1,862,424 shares of Common Stock issuable on the earlier of (a) July 1, 2022 and (b) specified events including change of control of AvePoint, separation of service and Mr. Jiang’s disability or death, pursuant to an agreement between us and Mr. Jiang dated June 30, 2021, (iii) 4,564,171 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date and (iv) 260,423 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 14,291,427 shares and 260,423 Earnout Shares respectively include (i) 3,902,404 shares and 83,505 Earnout Shares held by Mr. Jiang’s affiliate River Valley Ltd. and (ii) 2,633,766 shares and 44,851 Earnout Shares held by Red Kite LLC, which Mr. Jiang may be deemed to beneficially own, as well as 7,755,257 shares and 132,067 Earnout Shares held by the Capella 2021 GRAT, for which Mr. Jiang is the trustee. Mr. Jiang currently serves and Chief Executive Officer and a member of our board of directors and served as Co-Chief Executive Officer of Legacy AvePoint since 2008 and a director since 2005.

(10)

Consists of (i) 50,000 shares of Common Stock purchased in the PIPE held by Mr. Epstein and (ii) 993,592 shares of Common Stock received in a distribution from Apex Technology Sponsor, LLC, of which Mr. Epstein is a member. These numbers are calculated without regard to Mr. Epstein’s membership interest in Apex Technology Sponsor LLC. Mr. Epstein has served as a member of our board of directors since July 2021.

(11)

Consists of (i) 90,304 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 1,732,488 shares of Common Stock issuable on the earlier of (a) July 1, 2022 and (b) specified events including change of control of AvePoint, separation of service and Mr. Brown’s disability or death, pursuant to an agreement between us and Mr. Brown dated June 30, 2021, (iii) 1,551,099 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date and (iv) 9,079 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Brown currently serves as of Chief Legal and Compliance Officer and a member of our board of directors and served as Chief Operating Officer and General Counsel for Legacy AvePoint since 2004.

(12)

Consists of (i) 478,028 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date and (ii) 92 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Yong currently serves as our Chief Investment Officer, a role he held for Legacy AvePoint since February 2020.

(13)

Consists of 264,263 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date. Mr. CuUnjieng served as a member of our board of directors until 2022, a role he held for Legacy AvePoint since February 2020.

(14)

Consists of 528,596 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date. Mr. Teper currently serves as a member of our board of directors, a role he held for Legacy AvePoint since December 2014.

(15)

Consists of (i) 200,000 shares of Common Stock purchased in the PIPE, (ii) 4,015,890 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock and (iii) 70,112 shares of Common Stock issuable upon the achievement of certain earnout provisions held by Balmoral Blue Limited, an affiliate of John Ho. Mr. Ho and his wife, Anita Hong may be deemed to beneficially own these securities. Mr. Ho has served as a member of our board of directors of AvePoint since July 2021.

(16)

Consists of 283,835 shares of Common Stock issuable pursuant to options held as of the Selling Holder Ownership Date. Ms. Wu currently serves as our Chief Accounting Officer, a role she held for Legacy AvePoint since August 2021.

(17)

Consists of 3,245,454 shares of Common Stock, of which 2,916,700 are Sponsor Earn-Out Shares and currently deposited in escrow subject to meeting the Sponsor Vesting Conditions (as defined below). The Sponsor Earn-Out Shares are subject to the following vesting conditions (the “Sponsor Vesting Conditions”): a) 100% of the Sponsor Earn-Out Shares shall vest and be released to the Sponsor if at any time from and after the Closing through the seventh anniversary thereof, the Closing Price is greater than or equal to $15.00 (as adjusted for share splits, share capitalization, reorganizations, recapitalizations and the like) over any 20 trading days within any 30 trading day period; and 100% of the remaining Sponsor Earn- Out Shares that have not previously vested under the Sponsor Support Agreement (as defined herein) shall vest and be released to the Sponsor if at any time from and after the Closing through the seventh anniversary thereof, Apex consummates a Subsequent Transaction. There are three managing members of the Sponsor, Brad Koenig, Alex Vieux and Steven Fletcher. Each manager has one vote, and the approval of two of the three managing members is required to approve an action of the Sponsor. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing, no individual managing member of the Sponsor exercises voting or dispositive control over any of the securities held by the Sponsor, even those in which such managing member directly holds a pecuniary interest. Accordingly, none of the managing members will be deemed to have or share beneficial ownership of such shares. Mr. Epstein, a member of our board of directors, is a member of the Sponsor.

(18)

Consists of (i) 152,500 shares of Common Stock that were issued as a result of the split of the Private Units in connection with the Closing and (iii) 152,500 Private Warrants that were issued as a result of the split of the Private Units in connection with the Closing. Howard W. Lutnick, through indirect beneficial ownership of the general partners of Cantor Fitzgerald & Co., has voting and investment control over the shares. Mr. Lutnick disclaims beneficial ownership of the shares except to the extent of any pecuniary interest therein. Based on information provided to us by the selling securityholder, the selling securityholder is a registered broker- dealer. Based on such information, the selling securityholder acquired the shares of Common Stock being registered for investment or transaction-based compensation for investment banking or similar services. Based on such information, the selling securityholder acquired the shares of Common Stock being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the selling securityholder did not have any agreements or understandings with any person to distribute such shares. The business address of Cantor Fitzgerald & Co. is 110 East 59th Street, New York, New York 10022.

(19)

Consists of 28,500,592 shares of Common Stock issued upon exchange for shares of Series C Convertible Preferred shares of Legacy AvePoint and 715,249 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 28,500,592 shares and 715,249 Earnout Shares respectively include (i) 13,300,276 shares and 333,783 Earnout Shares held by Avatar Investment Opportunities, LLC, (ii) 6,677,227 shares and 213,895 Earnout Shares held by Avatar Investment Solutions (A), LLC and (iii) 8,523,089 shares and 167,571 Earnout Shares held by Avatar Investment Solutions 1, LLC. Redwood IV Finance 1, LLC is the managing member of Avatar Investment Opportunities, LLC. TCS Finance (A), LLC is the managing member of Avatar Investment Solutions (A), LLC. TCS Finance 1, LLC is the managing member of Avatar Investment Solutions 1, LLC. TSSP Opportunities GenPar IV, L.P. is the manager of Redwood IV Finance 1, LLC. TSSP Capital Solutions GenPar, L.P. is the manager of each of TCS Finance (A), LLC and TCS Finance 1, LLC. Each of TSSP Opportunities GenPar IV, L.P. and TSSP Capital Solutions GenPar, L.P. is ultimately indirectly controlled by Management Company. Management Company is managed by its general partner, whose managing member is Alan Waxman. Alan Waxman disclaims beneficial ownership over the reported securities, except to the extent of his pecuniary interest therein. The address for each of these entities is 2100 McKinney Avenue, Suite 1500, Dallas, Texas 72501. The principal business address for Mr. Waxman is c/o Sixth Street Partners, LLC, 345 California Street, Suite 3300, San Francisco, CA 94104.

(20)

Consists of (i) 18,552,065 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 1,160,988 shares of Common Stock issuable pursuant to options held as of the Ownership Date and (iii) 341,503 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 18,552,065 shares and 341,503 Earnout Shares respectively include (i) 51,392 shares and 875 Earnout Shares held by Zhijian Lu, (ii) 1,608,724 shares and 27,395 Earnout Shares held The Bridge Water Trust, (iii) 804,757 shares and 13,704 Earnout Shares held by KEM Lily LLC, (iv) 6,490,706 shares and 136,107 Earnout Shares held by Fire Stone Family Trust, (v) 7,183,005 shares and 122,323 Earnout Shares held by KEM Phoenix LLC, (vi) 804,757 shares held by KEM Rose LLC and (vii) 1,608,724 shares and 27,395 Earnout Shares held by The Cherry Tree Trust. Each of The Bridge Water Trust, KEM Lily LLC, Fire Stone Family Trust, KEM Phoenix LLC, KEM Rose LLC and The Cherry Tree Trust is ultimately indirectly controlled by Zhijian Lu and he may be deemed to beneficially own these securities.

(21)

Consists of (i) 10,370,186 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock, (ii) 722,881 shares of Common Stock issuable pursuant to options held as of the Ownership Date and (iii) 185,160 shares of Common Stock issuable upon the achievement of certain earnout provisions. The 10,370,186 shares and 185,160 Earnout Shares respectively include (i) 402,378 shares and 6,852 Earnout Shares held by MZ-Theta LLC, (ii) 2,670,009 shares and 53,157 Earnout Shares held by MZ-Omega1 Trust, (iii) 842,209 shares and 14,342 Earnout Shares held by The Shanmiao Trust, (iv) 1,207,145 shares and 20,557 Earnout Shares held by MZ-Alpha LLC, (v) 1,207,145 shares and 20,557 Earnout Shares held by MZ-Beta LLC, (vi) 402,378 shares and 6,852 Earnout Shares held by MZ-Delta LLC, (vii) 402,378 shares and 6,852 Earnout Shares held by MZ-Eta LLC, (viii) 2,394,335 shares and 40,774 Earnout Shares held by MZ-Gamma LLC and (ix) 842,209 shares and 14,342 Earnout Shares held by The Zhijian 2020 Trust. Each of MZ-Theta LLC, MZ-Omega1 Trust, The Shanmiao 2020 Trust, MZ-Alpha LLC, MZ-Beta LLC, MZ-Delta LLC, MZ-Eta LLC, MZ-Gamma LLC, and The Zhijian 2020 Trust is ultimately indirectly controlled by James Zhu and he may be deemed to beneficially own these securities.

(22)

Consists of (i) 168,117 shares of Common Stock issued in exchange for outstanding Legacy AvePoint Common Stock and (ii) 2,862 shares of Common Stock issuable upon the achievement of certain earnout provisions. Mr. Morf is the husband of Sophia Wu, who is our Chief Accounting Officer, a role she served for us since August 2021.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) up to 17,905,000 shares of Common Stock, including shares of Common Stock issuable upon exercise of the Private Warrants, consisting of (i) 405,000 shares of Common Stock that are issuable upon the exercise of 405,000 Private Warrants and (ii) 17,500,000 shares of Common Stock that are issuable upon the exercise of 17,500,000 Public Warrants. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of (i) up to 130,532,274 shares of Common Stock (including up to 405,000 shares of Common Stock that may be issued upon exercise of the Private Warrants, up to 810,000 shares of Common Stock that were issued in connection with the separation of the Private Units, up to 13,329,196 shares of Common Stock issuable pursuant to outstanding options, up to 1,912,155 shares of Common Stock issuable as Earnout Shares and 2,916,700 Sponsor Earn-Out Shares) and (ii) up to 405,000 Private Warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this Prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

The shares of Common Stock beneficially owned by the selling securityholders covered by this Prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this Prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•

block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position (including 2,916,700 Sponsor Earn-Out Shares (as defined below)) and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this Prospectus and any applicable Prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;
•

distribution to employees, members, limited partners or stockholders of the selling securityholders; through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or broker-dealers;
•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this Prospectus is a part by delivering a Prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a Prospectus supplement in order to permit the distributees to use the Prospectus to resell the securities acquired in the distribution.

To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker- dealer or other financial institution, may effect sales of the pledged securities pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this Prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this Prospectus available to the selling securityholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a Prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Warrants or shares offered by this Prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this Prospectus constitutes a part effective until such time as all of the securities covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn or, in the case of shares issued pursuant to the Subscription Agreements, until three years from the effective date of this registration statement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock. This description is not complete and is qualified by reference to the complete text of the Certificate of Incorporation and the Bylaws filed as exhibits to the registration statement of which this Prospectus forms a part. For more information on how you can obtain copies of these documents, see “Where You Can Find More Information.” Additionally, the following description of certain provisions of Delaware law is not complete and is qualified by reference to the DGCL. We urge you to read the Certificate of Incorporation, the Bylaws and the provisions of the DGCL referenced below in their entirety.

General

The Certificate of Incorporation authorizes us to issue up to 1,000,000,000 shares of Common Stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under the Certificate of Incorporation, stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividend Rights

Subject to preferences that may apply to any then-outstanding preferred stock, the holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds.

Liquidation Rights

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Preemptive or Similar Rights

Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.

Preferred Stock

Under the Certificate of Incorporation, the Company’s board of directors may, without further action by the stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 20,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, preemption rights, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Any issuance of preferred stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action.

Warrants

As of December 31, 2023, there were 17,905,000 Warrants to purchase Common Stock outstanding, consisting of 17,500,000 Public Warrants and 405,000 Private Warrants. Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the Business Combination, or earlier upon redemption or liquidation.

Holders of the Public Warrants cannot pay cash to exercise their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Public Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the closing of the Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date of exercise.

The Private Warrants are identical to the Public Warrants except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by their current holders and/or their permitted transferees.

We may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

•	at any time after the Public Warrants become exercisable;
•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;
•

if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-trading day period commencing at any time after the Public Warrants become exercisable and ending on the third trading day prior to the notice of redemption to Public Warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such Public Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding Warrants, if such modification or amendment is being undertaken, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. The Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the office of the Warrant agent, with the subscription form, as set forth in the Warrant, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to the order of the warrant agent, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 4.9%  or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding.

Anti-Takeover Provisions

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which generally prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws

Among other things, the Certificate of Incorporation and the Bylaws:

•

permit our board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change of control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;
•	provide that directors may only be removed with cause;
•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•

provide that special meetings of our stockholders may be called by the president or our board of directors and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning at least 50% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote;

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•	allow the Company’s board of directors, by a majority vote, to amend the Bylaws;
•	provides the election of directors shall be decided by a plurality of the votes case at a meeting of the stockholders, at which a quorum is present; and
•	provides that the Company’s board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number of possible.

The amendment of any of these provisions by the stockholders would require approval by the holders of at least 66 2/3% of the voting power of all of our then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions will make it more difficult for existing stockholders to replace the Company’s board of directors as well as for another party to obtain control of the Company by replacing the Company’s board of directors. Since the Company’s board of directors has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company’s board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Company’s board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

The Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf of the Company; (2) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of the Company, to the Company or the Company’s stockholders; (3) any action asserting a claim against us arising under the DGCL; (4) any action regarding the Certificate of Incorporation or the Bylaws (as either may be amended from time to time); (5) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; (6) any action asserting a claim against us that is governed by the internal affairs doctrine , in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants . The Certificate of Incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of the Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although the Company believes this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, the Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results and financial condition.

Limitations on Liability and Indemnification of Directors and Officers

Our Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our Bylaws provide that we will, in certain situations, indemnify our directors, officers and employees, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

We believe these provisions in the Certificate of Incorporation and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent

The transfer agent for the Common Stock and the Warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

Listing

The Common Stock and the Warrants are listed on the Nasdaq Global Select Market as “AVPT” and “AVPTW,” respectively.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Common Stock or Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our Common Stock then outstanding; or
•	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Common Stock that stockholders of Legacy AvePoint received in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act, except for certain shares of our Common Stock issued pursuant to the 2006 Plan, the 2016 Plan, and 2021 Plan which are registered pursuant to that certain registration statement on Form S-8 (File No. 333-259617), which was filed and became immediately effective on September 17, 2021, and any shares issued to our affiliates within the meaning of Rule 144.

As of the date of this Prospectus, there are 17,905,000 Warrants outstanding, consisting of 17,500,000 Public Warrants and 405,000 Private Warrants. The Public Warrants are freely tradable. We filed an initial registration statement on Form S-1 under the Securities Act covering 17,500,000 shares of our Common Stock that may be issued upon the exercise of the Public Warrants on July 23, 2021, that was amended on August 5, 2021 and was initially declared effective on August 9, 2021. We later amended Form S-1 pursuant to that certain Post-Effective Amendment No. 1 on April 5, 2022. The Post-Effective Amendment No. 1 was declared effective on April 11, 2022. We subsequently converted the Form S-1 to a registration statement on Form S-3 by filing Post-Effective Amendment No. 2 to Form S-1 on August 25, 2022. The Post-Effective Amendment No. 2 to Form S-1 was declared effective on August 30, 2022. Due to our late filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, we converted the Form S-3 to a registration statement on Form S-1 by filing Post-Effective Amendment No. 2 to Form S-3 on June 14, 2023. Post-Effective Amendment No. 2 to Form S-3 was declared effective on June 16, 2023. We are filing this Post-Effective Amendment for the purpose of converting the registration statement on Form S-1 into a registration statement on Form S-3 because we are now again eligible to use Form S-3. We are obligated to use our best efforts to maintain the effectiveness of such registration statement until the expiration of the Public Warrants.

Registration Rights Agreement

In connection with the Closing of the Business Combination, we entered into the Registration Rights Agreement on July 1, 2021, pursuant to which the holders of Registrable Securities (as defined therein) became entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The Registration Rights Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

The Registration Rights Agreement is filed as an exhibit to the registration statement of which this Prospectus forms a part. For more information on how you can obtain copies of this document, see “Where You Can Find More Information.” We urge you to read the Registration Rights Agreement in its entirety.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The financial statements of AvePoint, Inc. incorporated by reference in this Prospectus, and the effectiveness of AvePoint, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this Prospectus. This Prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to AvePoint and the securities offered by this Prospectus, we refer you to the registration statement and its exhibits. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov.

Our Internet address is https://www.avepoint.com/. At our Investor Relations website, https://ir.avepoint.com/, we make available free of charge a variety of information for investors. Our goal is to maintain the Investor Relations website as a portal through which investors can easily find or navigate to pertinent information about us, including:

•

Our Prospectus, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file that material with or furnish it to the SEC at www.sec.gov.

•	Announcements of investor conferences, speeches, presentations, and events at which our executives talk about our product, service, and competitive strategies.
•	Press releases on quarterly earnings, product and service announcements, legal developments, and national and international news.
•

Corporate governance information including our Certificate of Incorporation, Bylaws, governance guidelines, committee charters, code of ethics and business conduct, whistleblower “open door” policy for reporting accounting and legal allegations, global corporate social responsibility initiatives, and other governance-related policies.

•

Other news and announcements that we may post from time to time that investors might find useful or interesting, including with respect to our business strategies, financial results, and metrics for investors.

In addition to these channels, we use social media to communicate to the public. It is possible that the information we post on social media could be deemed to be material to investors. We encourage investors, the media, and others interested in AvePoint to review the information we post on the social media channels listed on our Investor Relations website.

The information found on our main website or our Investor Relations website is not part of this or any other report we file with, or furnish to, the SEC, for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing, and you should not consider any information contained on, or that can be accessed through, our website as part of this Prospectus or in deciding whether to purchase our Common Stock.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this Prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in this Prospectus updates (and, to the extent of any conflict, supersedes) information incorporated by reference that we have filed with the SEC prior to the date of this Prospectus.  You should read the information incorporated by reference because it is an important part of this Prospectus.

We incorporate by reference the documents listed below, excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K:

■	Our Annual Report on Form 10-K (File No. 001-39048) for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;
■	Our definitive proxy statement filed pursuant to Section 14(a) of the Exchange Act (File No. 001-39048) on March 19, 2024 (including all exhibits); and
■

The description of our Common Stock contained in our Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 001-39048), filed with the SEC on March 31, 2023, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

Any information in the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this Prospectus modifies or replaces such information. We also incorporate by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed), including those made after the date of filing of the initial registration statement of which this Prospectus is a part and prior to its effectiveness, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this Prospectus.  Information in such future filings updates and supplements the information provided in this Prospectus.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also obtain from us copies of the documents incorporated by reference in this Prospectus, at no cost, by requesting them by writing, telephoning or via email at the following address, telephone number or email address:

AvePoint, Inc.

Riverfront Plaza, West Tower

901 E. Byrd St., Suite 900

Richmond, Virginia 23219

(804 372-8080

IR@AvePoint.com

You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this document. Any statement contained in a document incorporated in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this Prospectus, except as modified or superseded.

Copies of the documents incorporated by reference may also be found on our Investor Relations website at https://ir.avepoint.com/. Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of and should not be construed as being incorporated by reference into, this Prospectus.

___________________

PROSPECTUS

___________________

Up to 130,532,274 Shares of Common Stock

Up to 17,905,000 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 405,000 Warrants to Purchase Common Stock

___________________

PROSPECTUS

___________________

__________, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us (or paid by us previously) in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$176,340(1)
Accountants’ fees and expenses	50,000
Legal fees and expenses	150,000
Printing fees	125,000
Miscellaneous	50,000
Total expenses	$551,340

(1) All SEC registration fees payable in connection with the registration of the securities registered hereunder were previously paid.

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this Prospectus will be borne by the selling securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following documents are filed as part of, furnished with, or incorporated by reference into, this Prospectus, in each case as indicated therein.

Exhibit Index

		Incorporated by Reference
Exhibit Number	Description	Schedule/Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1+	Business Combination Agreement and Plan of Reorganization, dated November 23, 2020, by and among Apex, Merger Subs and AvePoint.	Form 8-K	001-39048	2.1	November 23, 2020
2.2	Amendment No. 1 to Business Combination Agreement and Plan of Reorganization, dated December 30, 2020, by and among Apex, Merger Subs and AvePoint.	Form 8-K	001-39048	2.1	December 30, 2020

2.3	Amendment No. 2 to Business Combination Agreement and Plan of Reorganization, dated March 8, 2021, by and among Apex, Merger Subs and AvePoint.	Form 8-K	001-39048	2.1	March 9, 2021
2.4	Amendment No. 3 to Business Combination Agreement and Plan of Reorganization, dated May 18, 2021, by and among Apex, Merger Subs and AvePoint.	Form 10-Q	001-39048	10.3	May 19, 2021
2.5	Agreement and Plan of Merger, dated as of July 23, 2021, by and between AvePoint, Inc. and AvePoint US, LLC	Form 8-K	001-39048	2.1	July 30, 2021
3.1	Amended and Restated Certificate of Incorporation of AvePoint, Inc.	Form 8-K	001-39048	3.1	July 7, 2021
3.2	Amended and Restated Bylaws of AvePoint, Inc.	Form 8-K	001-39048	3.2	March 31, 2023
4.1	Specimen Common Stock Certificate.	Form S-4/A	333-252712	4.4	May 20, 2021
4.2	Specimen Warrant Certificate.	Form S-1	333-233299	4.3	August 30, 2019
4.3	Warrant Agreement, dated September 16, 2019, by and between Continental Stock Transfer & Trust Company and Apex.	Form 8-K	001-39048	4.1	September 20, 2019
5.1	Opinion of Cooley LLP.	Form S-1/A	333-258109	5.1	August 5, 2021
10.1	Form of PIPE Subscription Agreement	Form 8-K	001-39048	10.7	November 23, 2020
10.2	Form of Amendment No. 1 to PIPE Subscription Agreements	Form S-4	333-252712	10.15	May 20, 2021
10.3	Amended and Restated Registration Rights Agreement, dated July 1, 2021, by and among AvePoint and certain stockholders of AvePoint.	Form 8-K	001-39048	10.4	July 7, 2021
23.1	Consent of Deloitte & Touche, LLP, independent registered public accounting firm.					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1).	Form S-1/A	333-258109	23.3	August 5, 2021
24.1	Power of Attorney (included in the signature page hereto).					X
107	Filing Fee Table					X

**

Furnished herewith. Any exhibits furnished herewith are deemed to accompany this Prospectus and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Registrant specifically incorporates it by reference.

+

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

†	Indicates a management contract or compensatory plan, contract or arrangement.
^	Certain portions of this Exhibit will be omitted because they are not material and would likely cause competitive harm to the registrant if disclosed.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as appliable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Form S-1 on Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, State of New Jersey on April 1, 2024.

AVEPOINT, INC.

By:	/s/ Tianyi Jiang
Name:	Tianyi Jiang
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tianyi Jiang and Brian Michael Brown, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such individual in any and all capacities, to do any and all acts and things and to execute in his or her name (whether on behalf of AvePoint, Inc. (the “Company”) or as an officer or director of the Company, or otherwise) any and all instruments and to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xunkai Gong	Executive Chairman and Director	April 1, 2024
Xunkai Gong

/s/ Tianyi Jiang	Chief Executive Officer and Director	April 1, 2024
Tianyi Jiang	(Principal Executive Officer)

/s/ James Caci	Chief Financial Officer	April 1, 2024
James Caci	(Principal Financial and Accounting Officer)

/s/ Brian Michael Brown	Chief Legal and Compliance Officer,	April 1, 2024
Brian Michael Brown	Secretary, and Director

/s/ Janet Schijns	Director	April 1, 2024
Janet Schijns

/s/ Jeff Teper	Director	April 1, 2024
Jeff Teper

/s/ John Ho	Director	April 1, 2024
John Ho

/s/ Jeff Epstein	Director	April 1, 2024
Jeff Epstein

S-1